FIRST AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This first amendment (the “Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of April 14, 2020, by and between Northern Lights Fund Trust IV (“Trust”) and Foreside Financial Services, LLC (“Foreside”) is entered into as of October 13, 2020 (the “Effective Date”).

WHEREAS, Trust and Foreside (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of two Funds; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto which reflects the addition of Inspire Faithward Mid Cap Momentum ESG ETF and Inspire Faithward Large Cap Momentum ESG ETF.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

NORTHERN LIGHTS FUND TRUST IV	FORESIDE FINANCIAL SERVICES, LLC

By: /s/ Wendy Wang	By: /s/ Mark Fairbanks
Wendy Wang	Mark Fairbanks, Vice President
President

EXHIBIT A

Dated October 13, 2020

Inspire Global Hope ETF

Inspire Small/Mid Cap Impact ETF

Inspire Corporate Bond Impact ETF

Inspire 100 ETF

Inspire International ESG ETF

Inspire Tactical Defense ESG ETF

Inspire Tactical Balanced ESG ETF

Inspire Faithward Mid Cap Momentum ESG ETF

Inspire Faithward Large Cap Momentum ESG ETF